NEWS RELEASE

Contact: Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191
eheff@alldata.net

Shelley Whiddon – Media
972.348.4310
swhiddon@alldata.net

ALLIANCE DATA’S LOYALTY BUSINESS SIGNS MULTI-YEAR RENEWAL WITH LEADING GROCER A&P CANADA

Agreement Extends Long-Standing Relationship with Leading Canadian Grocer and Top-10 AIR MILES
Sponsor

DALLAS, Texas (June 21, 2007) — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, announced that A&P Canada Co. (A&P Canada), a wholly-owned subsidiary of METRO Inc., signed a multi-year renewal agreement as a sponsor in Alliance Data’s Canadian AIR MILES® Reward Program. As the second-largest food retailer in Ontario, A&P Canada operates approximately 130 stores throughout the province via four store brands: A&P, Dominion, The Barn, and Ultra Food & Drug.

The AIR MILES Reward Program is Canada’s premier coalition loyalty program with approximately two-thirds of Canadian households actively collecting reward miles. AIR MILES collectors earn reward miles at more than 100 leading brand-name sponsors representing thousands of retail and service locations across Canada. AIR MILES reward miles can be redeemed for more than 800 different rewards, such as travel, movie passes, entertainment attractions, electronic merchandise and more.

“The AIR MILES Reward Program continues to provide benefits for both our customers and our company,” said Doug Brummer, vice president of corporate development and marketing for A&P Canada Co. “With the provision of AIR MILES reward miles, our customers receive exceptional value on top of the freshness and quality they experience while shopping in our stores. In turn, the program gives our Company the power to detail and understand how to better meet the needs of our customers.”

“A&P Canada has been an integral part of the AIR MILES Reward Program for 10 years, and this renewal further validates the critical role this program plays in A&P’s broader loyalty marketing strategy,” said Bryan Pearson, president, Alliance Data Loyalty Services. “We are pleased that A&P Canada has again renewed its agreement with us, as the grocery sector represents a key high-frequency category for the AIR MILES Reward Program. Additionally, we are confident in our ability to continue delivering unparalleled value to both A&P Canada and its customers.”

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the company, visit its website, www.AllianceData.com.

About A&P Canada Co.
Serving Canadians since 1927, A&P Canada Co. is a wholly owned subsidiary of METRO INC. and operates more than 275 grocery stores under the A&P, Dominion, Ultra Food & Drug, The Barn, Loeb and Food Basics banners throughout Ontario. For more information, visit www.apcanada.ca.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the company’s proposed merger with Aladdin Merger Sub, Inc., an affiliate of The Blackstone Group, announced on May 17, 2007.  The company cannot provide any assurance that the proposed merger transaction  will be completed.  We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Annual Report on Form 10-K for the most recently ended fiscal year.  Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the company’s most recent Form 10-K.

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